                                                                     Exhibit 11
                HOUSTON INDUSTRIES INCORPORATED AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                           AND COMMON EQUIVALENT SHARE
                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                              THREE MONTHS ENDED                         NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                              SEPTEMBER 30,
                                                     ------------------------------------       -----------------------------------
                                                          1995                  1994                 1995                 1994
                                                     --------------        --------------       --------------       --------------
Primary Earnings Per Share:

 (1) Weighted average shares of
         common stock outstanding...................    123,947,087           123,060,083          123,772,849          122,665,312

 (2) Effect of issuance of shares
         from assumed exercise of
         stock options
         (treasury stock method)....................          5,571               (51,776)              (5,200)             (43,374)
                                                     --------------        --------------       --------------       --------------
 (3) Weighted average shares........................    123,952,658           123,008,307          123,767,649          122,621,938
                                                     ==============        ==============       ==============       ==============
 (4) Net income..................................... $      853,949        $      235,968       $    1,101,665       $      388,591

 (5) Primary earnings per share
         (line 4/line 3)............................ $         6.89        $         1.92       $         8.90       $         3.17

Fully Diluted Earnings Per Share:

 (6) Weighted average shares per
         computation on line 3 above................    123,952,658           123,008,307          123,767,649          122,621,938

 (7) Shares applicable to options
         included on line 2 above...................         (5,571)               51,776                5,200               43,374

 (8) Dilutive effect of stock
     options based on the average
     price for the period or period-
     end price, whichever is higher,
     of $44.13 and $35.25 for the
     third quarter of 1995 and 1994,
     respectively, and $44.13 and
     $36.39 for the first nine months
     of 1995 and 1994, respectively
    (treasury stock method).........................          8,610               (50,426)               8,610              (43,374)
                                                     --------------        --------------       --------------       --------------
 (9) Weighted average shares........................    123,955,697           123,009,657          123,781,459          122,621,938
                                                     ==============        ==============       ==============       ==============
(10) Net income..................................... $      853,949        $      235,968       $    1,101,665       $      388,591

(11) Fully diluted earnings per
         share (line 10/line 9)..................... $         6.89        $         1.92       $         8.90       $         3.17

Notes:

These calculations are submitted in accordance with Regulation S-K item 601(b)
(11) although it is not required for financial presentation disclosure per footnote 2 to paragraph 14 of Accounting Principles Board (APB) Opinion No. 15 because it does not meet the 3% dilutive test.

The calculations for the nine months ended September 30, 1995 and the three and nine months ended September 30, 1994 are submitted in accordance with Regulation S-K item 601(b) (11) although they are contrary to paragraphs 30 and 40 of APB Opinion No. 15 because they produce anti-dilutive results.

For information about the common stock split recently declared by the Company, see Note 9 of the notes to the Company's Consolidated Financial Statements in
Item 1 of this Report.